2019 Q4
Management Report

February 13, 2020

Contents

2019 Q4 Results

- Overview
- Revenue Detail
- Key Financial & Operating Metrics

2019 Q4 Non-GAAP Results

- Reconciliation of GAAP to Non-GAAP Net Income (Loss)
- Reconciliation of GAAP to Non-GAAP Spending by Function

Related Information

The following commentary is provided by management and should be referenced in conjunction with PDF Solutions' fourth quarter and full year 2019 financial results press release available on its Investor Relations website at http://www.pdf.com/financial-news. These remarks represent management's current views of the Company's financial and operational performance and are provided to give investors and analysts further insight into its performance in advance of the earnings call webcast. The Company disclaims any duty to update this information for future events.

PDF Solutions Reports Fourth Quarter Results

Q4 2019 Key Metrics

Revenue: $22.6M

GAAP Gross margin: 60%

Non-GAAP Gross margin: 64%

GAAP EPS: ($0.04)

Non-GAAP EPS: $0.03

Operating Cash Flow: $1.6M

Capital Expenditures: $3.7M

FINANCIAL RESULTS SUMMARY

- Total revenues for the fourth quarter of 2019 were $22.6 million, up 3% from $21.9 million the third quarter of 2019, and up 15% from $19.7 million for the fourth quarter of 2018.
- Analytics revenue for the fourth quarter of 2019 was $13.5 million, up 6% from $12.7 million for the third quarter of 2019, and up 31% from $10.3 million for the fourth quarter of 2018.
- Integrated yield ramp revenue for the fourth quarter of 2019 was $9.1 million, down 1% from $9.2 million for the third quarter of 2019, and down 3% from $9.4 million for the fourth quarter of 2018.

PDF/SOLUTIONS®

Revenue Detail – Quarterly Q4 2018 Through Q4 2019

Revenue by Type

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
Analytics revenue	$10,351	$11,434	$11,974	$12,691	$13,527
% of Total	52%	56%	58%	58%	60%
Integrated yield ramp revenue	$9,374	$9,107	$8,593	$9,223	$9,035
% of Total	48%	44%	42%	42%	40%
Total revenues	$19,725	$20,541	$20,568	$21,914	$22,562
GAAP Gross Margin	51%	62%	62%	60%	60%
Non-GAAP Gross Margin	55%	67%	67%	64%	64%

Revenue by Geography

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
North America (US/Canada)	$6.8M	$9.3M	$8.7M	$7.4M	$11.0
% of Total	34%	45%	42%	34%	49%
Europe	$3.1M	$3.6M	$3.1M	$3.3M	$3.4
% of Total	16%	18%	15%	15%	15%
APAC	$9.8M	$7.6M	$8.8M	$11.2M	$8.2
% of Total	50%	37%	43%	51%	36%
Total revenues	$19.7M	$20.5M	$20.6M	$21.9M	$22.6

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Key Financial & Operating Metrics - Quarterly Q4 2018 Through Q4 2019

Key Financial & Operating Metrics

(in thousands, except share data, which is in millions, and percentages)

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
Revenues	$19,725	$20,541	$20,568	$21,914	$22,562
GAAP Gross Margin	51%	62%	62%	60%	60%
Non-GAAP Gross Margin	55%	67%	67%	64%	64%
Outstanding Debt	$0	$0	$0	$0	$0
Operating Cash Flow	$4,295	($151)	$5,117	$18,045	$1,579
Capital Expenditures (CAPEX)	$4,369	$2,357	$1,697	$2,837	$3,711
$ Shares Repurchased	$0	$3,916	$3,790	$1,932	$0
Weighted Average Common Shares Outstanding	32.3	32.5	32.3	32.4	32.4
Effective Tax Rate	11%	4%	54%	43%	27%

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GAAP / Non-GAAP Presentation

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), the Company also provides certain non-GAAP financial measures. Non-GAAP gross margin and Non-GAAP net income (loss) exclude the effects of non-recurring items (including adjustment to contingent consideration related to acquisition, write-down in value of property and equipment, restructuring charges and severance payments), stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes. These non-GAAP financial measures are used by management internally to measure the Company's profitability and performance. PDF Solutions' management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company's ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Management uses these non-GAAP financial measures internally to measure profitability and performance; these non-GAAP measures are presented here to give investors an opportunity to see the Company's financial results as viewed by management. A detailed reconciliation of the adjustments made to comparable GAAP measures is included herein.

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Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands, except for shares and per share amounts)

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
GAAP net loss	$ (3,114)	$ (2,691)	$ (710)	$ (687)	$ (1,330)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):					
Stock-based compensation expense	2,470	3,476	2,434	2,732	2,782
Amortization of acquired technology	144	144	143	144	143
Amortization of other acquired intangible assets	109	108	154	174	173
Restructuring charges and severance payment	576	92	—	—	—
Write-down in value of property and equipment	227	—	—	—	—
Adjustment to contingent consideration related to acquisition	90	—	—	30	—
Tax impact of adjustments	(868)	(287)	(993)	(805)	(700)
Non-GAAP net income (loss)	$ (366)	$ 842	$ 1,028	$ 1,588	$ 1,068
GAAP net loss per diluted share	$ (0.10)	$ (0.08)	$ (0.02)	$ (0.02)	$ (0.04)
Non-GAAP net income (loss) per diluted share	$ (0.01)	$ 0.03	$ 0.03	$ 0.05	$ 0.03
Shares used in diluted shares calculation	32,476	33,022	33,055	32,997	33,414

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Reconciliation of GAAP to Non-GAAP Spending by Function

(in thousands)

	Q4'18	Q1'19	Q2'19	Q3'19	Q4'19
Cost of Revenue - GAAP	**$ 9,721**	**$ 7,867**	**$ 7,832**	**$ 8,715**	**$ 9,059**
Adjustments to reconcile GAAP Cost of Revenue to non-GAAP Cost of Revenue:					
Stock-based compensation expense	(786)	(860)	(799)	(745)	(782)
Amortization of acquired technology	(144)	(144)	(143)	(144)	(143)
Cost of Revenue - Non-GAAP	**$ 8,791**	**$ 6,863**	**$ 6,890**	**$ 7,826**	**$ 8,134**
Research & Development - GAAP	**$ 6,898**	**$ 8,246**	**$ 7,312**	**$ 8,435**	**$ 8,754**
Adjustments to reconcile GAAP R&D to non-GAAP R&D:					
Stock-based compensation expense	(811)	(1,718)	(901)	(1,062)	(1,083)
Write-down in value of property and equipment	(227)	—	—	—	—
Adjustment to contingent consideration related to acquisition	(90)	—	—	(30)	—
Research & Development - Non-GAAP	**$ 5,770**	**$ 6,528**	**$ 6,411**	**$ 7,343**	**$ 7,671**
Selling, General, & Administrative - GAAP	**$ 6,133**	**$ 7,011**	**$ 6,940**	**$ 5,990**	**$ 6,359**
Adjustment to reconcile GAAP SG&A to non-GAAP SG&A:					
Stock-based compensation expense	(873)	(898)	(734)	(925)	(917)
Selling, General, & Administrative - Non-GAAP	**$ 5,260**	**$ 6,113**	**$ 6,206**	**$ 5,065**	**$ 5,442**

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